Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Consolidated Financial Statements

As of December 31, 2009 and 2008 and for the

Years Ended December 31, 2009, 2008 and 2007

Independent Auditor’s Report

The Board of Directors

Rainbow National Services LLC:

We have audited the accompanying consolidated balance sheets of Rainbow National Services LLC and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, member’s deficiency and cash flows for each of the years in the three-year period ended December 31, 2009.  In connection with our audits of the consolidated financial statements, we also have audited the related consolidated financial statement schedule (Schedule II, Valuation and Qualifying Accounts).  These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Rainbow National Services LLC is an indirect wholly owned subsidiary and operates as an integral part of Cablevision Systems Corporation (“Cablevision”).  As described in Notes 1, 9 and 10, these consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of Rainbow National Services LLC could differ from those that might have resulted had Rainbow National Services LLC been operated autonomously or as an entity independent of Cablevision.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rainbow National Services LLC and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Melville, New York

February 26, 2010

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$24,675	$13,502
Accounts receivable, trade (less allowance for doubtful accounts of $711 and $667)	173,279	149,936
Accounts receivable from affiliates, net	2,785	9,995
Program rights, net	153,029	145,180
Prepaid expenses and other current assets	38,533	37,751
Deferred tax asset	4,251	3,406
Total current assets	396,552	359,770

Property and equipment, net of accumulated depreciation of $26,779 and $22,640	21,996	24,480
Program rights, net	503,411	478,954
Deferred carriage fees, net	87,767	108,554
Deferred financing costs, net of accumulated amortization of $13,138 and $9,888	10,449	13,699
Amortizable intangible assets, net of accumulated amortization of $525,591 and $473,099	171,946	224,038
Goodwill	51,309	51,228
Other assets	21,950	17,662
	$1,265,380	$1,278,385
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$14,856	$12,826
Accrued liabilities:
Interest	20,353	20,694
Employee related costs	18,818	18,278
Deferred carriage fees payable	642	2,676
Other accrued expenses	11,989	9,265
Accounts payable to affiliates, net	16,665	11,208
Program rights obligations	106,845	108,870
Deferred revenue	12,443	9,363
Liability under derivative contracts	—	2,697
Bank debt	25,000	25,000
Capital lease obligations	977	648
Total current liabilities	228,588	221,525

Program rights obligations	309,436	334,709
Deferred tax liability, net	95,707	104,899
Senior notes	299,283	299,014
Senior subordinated notes	323,817	323,564
Bank debt	555,000	675,000
Capital lease obligations	14,917	12,006
Accounts payable to affiliates	1,618	1,270
Other liabilities	20,283	16,167
Total liabilities	1,848,649	1,988,154
Commitments and contingencies
Member’s deficiency	(583,269)	(709,769)

	$1,265,380	$1,278,385

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands)

	Years Ended December 31,
	2009	2008	2007

Revenues, net	$815,413	$741,482	$668,771

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	245,130	209,337	190,692
Selling, general and administrative	217,663	207,595	177,554
Restructuring expense	—	92	1,627
Depreciation and amortization	57,545	59,276	59,329
	520,338	476,300	429,202

Operating income	295,075	265,182	239,569

Other income (expense):
Interest expense	(75,842)	(91,017)	(111,170)
Interest income	274	1,282	1,061
Write-off of deferred financing costs	—	—	(2,919)
Loss on extinguishment of debt	—	—	(19,113)
Loss on derivative contracts	(3,237)	(2,843)	—
Miscellaneous, net	329	(785)	390
	(78,476)	(93,363)	(131,751)

Income before income taxes	216,599	171,819	107,818
Income tax expense	(79,611)	(66,414)	(42,978)
Net income	$136,988	$105,405	$64,840

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF MEMBER’S DEFICIENCY

(Dollars in thousands)

Balance, January 1, 2007	$(770,449)
Capital contributions	247,647
Capital distributions	(75,884)
Net income	64,840

Balance, December 31, 2007	(533,846)
Non-cash capital contributions	70,922
Cash capital distributions	(352,250)
Net income	105,405

Balance, December 31, 2008	(709,769)
Non-cash capital contributions	93,512
Cash capital distributions	(104,000)
Net income	136,988

Balance, December 31, 2009	$(583,269)

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2009	2008	2007

Cash flows from operating activities:
Net income	$136,988	$105,405	$64,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,545	59,276	59,329
Cablevision share-based compensation expense allocations	10,688	7,934	7,005
Amortization and write-off of program rights	173,260	139,977	124,400
Amortization of deferred carriage fees	21,372	21,101	21,372
Amortization of deferred financing costs, discounts on indebtedness and other costs	3,962	3,479	6,344
Loss on extinguishment of debt	—	—	19,113
Provision for doubtful accounts	901	946	392
Investment securities received from a customer bankruptcy settlement	—	—	(777)
Unrealized loss on derivative contracts	—	2,697	—
Unrealized loss on investment securities	—	—	13
Unrealized foreign currency transaction (gain) loss, net	(29)	104	(253)
Non-cash interest expense on capital lease obligations	—	—	172
Deferred income taxes	(10,037)	190	3,281
Changes in assets and liabilities:
Accounts receivable, trade	(24,215)	(5,025)	(21,371)
Accounts receivable from affiliates, net	11,464	(8,370)	210
Proceeds from the sale of trading securities	—	—	764
Prepaid expenses and other assets	(3,335)	(20,494)	(6,629)
Program rights	(205,566)	(253,777)	(173,566)
Deferred carriage fees	(585)	(2,747)	(3,195)
Accounts payable and accrued expenses	7,744	(8,229)	7,287
Accounts payable to affiliates, net	87,115	45,613	48,290
Program rights obligations	(25,784)	49,861	(5,099)
Deferred carriage fees payable	(1,998)	(16,127)	(25,488)
Other liabilities	(625)	704	191
Net cash provided by operating activities	238,865	122,518	126,625

Cash flows from investing activities:
Capital expenditures	(2,569)	(4,892)	(6,968)
Payments for acquisition of a business	(435)	(227)	—
Net cash used in investing activities	(3,004)	(5,119)	(6,968)

Cash flows from financing activities:
Cash distributions to parent	(104,000)	(352,250)	(74,820)
Cash contributions from parent	—	—	203,000
Additions to deferred financing costs	—	(2,941)	—
Proceeds from bank debt	—	276,000	23,000
Repayment of bank debt	(120,000)	(76,000)	(33,000)
Redemption of senior subordinated notes	—	—	(193,158)
Principal payments on capital lease obligations	(688)	(698)	(606)
Net cash used in financing activities	(224,688)	(155,889)	(75,584)

Net increase (decrease) in cash and cash equivalents	11,173	(38,490)	44,073

Cash and cash equivalents at beginning of year	13,502	51,992	7,919

Cash and cash equivalents at end of year	$24,675	$13,502	$51,992

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1.                BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations (see notes 9 and 10).  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Regulation S-X of the Securities and Exchange Commission (“SEC”) for annual financial information as required by the Company’s indentures (see note 5) even though the Company is not a reporting company under the Securities Exchange Act of 1934.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes affiliation fee revenue from cable system operators, direct broadcast satellite operators and telecommunication companies that carry the Company’s programming services.  The programming services are delivered throughout the terms of the agreements and the Company recognizes revenue as programming is provided.

Advertising revenues are recognized when commercials are aired.  In certain advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance requirements become remote.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

The Company, together with other subsidiaries of Cablevision, may enter into affiliation agreements which are documented in one or more contracts; however, negotiated contemporaneously.  Amounts paid/received by other subsidiaries of Cablevision or the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Where Cablevision has incurred a cost incremental to fair value and the Company has received a benefit incremental to fair value from these negotiations in the form of increased affiliation fee revenues, Cablevision charges the Company for the incremental amount.  Likewise, where the Company has received affiliation fee revenues less than fair value amounts and Cablevision has received a benefit incremental to fair value from these negotiations in the form of decreased programming costs, the Company charges Cablevision for the incremental amount. Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Technical and Operating Expenses

Cost of revenues related to programming services including, but not limited to, license fees, amortization of program rights, and programming and production costs, are classified as technical and operating expenses in the accompanying consolidated statements of income.

Advertising Expenses

Advertising costs are charged to expense when incurred and are included in selling, general and administrative expenses in the accompanying consolidated statements of income.  Advertising costs were $65,334, $68,624 and $52,648 for the years ended December 31, 2009, 2008, and 2007, respectively.

Cash and Cash Equivalents

The Company’s cash investments are placed with money market funds and financial institutions that are investment grade as rated by Standard & Poor’s and Moody’s Investors Service.  The Company selects money market funds that predominantly invest in marketable, direct obligations issued or guaranteed by the United States government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, and time deposits.   The Company

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Program Rights

Rights to programming, including feature films and episodic series, acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed, unless there is uncertainty with respect to either cost, acceptability or availability.  If such uncertainty exists, those rights and obligations are recorded at the earlier of when the uncertainty is resolved or when the license period begins.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.

Owned original programming is produced for the Company by independent production companies.  Any owned original programming costs qualifying for capitalization as program rights are amortized to technical and operating expense over their estimated useful lives, commencing upon the first airing, based on attributable revenue for airings to date as a percentage of total projected attributable revenue.  Projected program usage is based on the historical performance of similar content.  Estimated cash flows can change based upon programming market acceptance, levels of affiliation fee revenues and advertising revenues, and program usage.    Accordingly, the Company periodically reviews revenue estimates and planned usage and revises its assumptions if necessary which could impact the timing of amortization expenses or result in an impairment charge.   The Company expects to amortize approximately  $12,000 of owned original programming at December 31, 2009, which is included as a component of long-term program rights, net, during the year ending December 31, 2010 and expects to amortize 93% within the next three years.

The Company periodically reviews the programming usefulness of its program rights based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness for exhibition.  If it is determined that film or other program rights have no future programming usefulness, a write-off of the unamortized cost is recorded in technical and operating expense.  Impairment charges of $7,178 were recorded for the year ended December 31, 2009.  There were no impairment charges recorded in the years ended December 31, 2008 and 2007.

Long-Lived and Indefinite-Lived Assets

Property and equipment are carried at cost.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation is calculated on the straight- line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

useful lives and reported in depreciation and amortization in the consolidated statements of income.

Intangible assets established in connection with acquisitions consist of affiliation agreements and affiliate relationships, advertiser relationships, other intangibles and goodwill.  These intangible assets are amortized on a straight-line basis over their respective estimated useful lives.  Goodwill acquired in purchase business combinations is not amortized.

The Company reviews its long-lived assets (property and equipment, and intangible assets subject to amortization that arose from acquisitions accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

Program Rights Obligations

Amounts payable subsequent to December 31, 2009 for program rights obligations included in the balance sheet are as follows:

Years Ending December 31,

2010	$106,845
2011	86,764
2012	78,822
2013	59,762
2014	30,918
Thereafter	53,170
$416,281

In July 2003, American Movie Classics Company LLC (“AMC LLC”), WE: Women’s Entertainment LLC (“WE LLC”), and The Independent Film Channel LLC (“IFC LLC”) and Rainbow Media Holdings LLC (“Rainbow Media Holdings”), the Company’s indirect parent, as licensees, entered into an agreement with a film studio for feature film telecast rights.  Each licensee recorded its allocated share of the program rights asset and all of the payment

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

obligations for which they are jointly and severally liable. Such payments initially amounted to $84,000 in total of which $25,500 remained unpaid at December 31, 2009 and is included in the amounts above.  Program rights of approximately $17,000 were allocated outside of the Company to affiliates during 2003.  Payments of program rights obligations by affiliates for program rights allocated outside of the Company amounted to $1,514, $2,625 and $2,826 during 2009, 2008, and 2007, respectively.  The allocation of these film assets was treated as a deemed capital distribution in 2003 and the payments made by affiliates for the years ended December 31, 2009, 2008, and 2007, were treated as deemed capital contributions in the accompanying consolidated statements of member’s deficiency.

Off balance sheet program rights obligations at December 31, 2009 amount to $140,804.  Amounts payable by year are:  $74,587 in 2010, $11,177 in 2011, $10,187 in 2012, $11,414 in 2013, $17,876 in 2014 and $15,563 thereafter.

Deferred Carriage Fees

Deferred carriage fees represent amounts paid or payable to cable system operators, direct broadcast satellite operators and telecommunication companies to guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related guarantee (4 to 13 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense ratably over the life of the related debt.

Income Taxes

The Company’s provision for income taxes is based on current period income, changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions. Deferred tax assets are subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.  Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.

The Company was included in the consolidated federal income tax return of Cablevision for the years presented herein.  The income tax expense presented in the consolidated statements of income is based upon the taxable income of the Company on a separate tax return basis.  Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent.  Such contributions amounted to $81,250, $60,363, and $34,761 for the years ended December 31, 2009, 2008 and 2007, respectively.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Comprehensive Income

Comprehensive income for the years ended December 31, 2009, 2008, and 2007 equals net income for the respective periods.

Share-Based Compensation

Cablevision allocates the Company expenses or benefits related to its various employee stock plans.  Cablevision records share-based compensation expense during the period based on the fair value of the portion of share-based payment awards that are ultimately expected to vest.  Cablevision uses the Black-Scholes valuation model in determining the fair value of share-based payments.  For shared-based awards granted prior to December 31, 2005, Cablevision recognizes compensation expense under the accelerated attribution method and recognizes compensation expense for subsequently granted share-based awards on a straight-line basis over the requisite service period.  As the obligations related to the grants for equity classified and liability classified awards under the Cablevision employee stock plans are satisfied by Cablevision, the allocation to the Company of its proportionate share of the related expenses is reflected as a deemed capital contribution in the accompanying consolidated financial statements of the Company.

Foreign Currency Transactions

The Company has no foreign operations, but has a limited number of trade receivables denominated in a foreign currency, primarily Canadian dollars.  The Company recognized $329, $(712) and $479 of foreign currency transaction gains (losses) for the years ended December 31, 2009, 2008 and 2007, respectively, related to those receivables denominated in a foreign currency from affiliation agreements with foreign cable system and direct broadcast satellite operators.  Such amounts are included in miscellaneous, net in the accompanying consolidated statements of income.

Cash Flows

During 2009, 2008 and 2007, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2009	2008	2007
Non-Cash Investing and Financing Activities:
Deemed capital distribution due to adjustment of intangible asset basis (see Note 4)	$—	$—	$(1,629)
Deemed capital contributions for payments of program rights obligations by affiliates	1,514	2,625	2,826
Deemed capital contributions from affiliate related to the allocation of income and other taxes	81,310	60,363	34,816
Capital lease obligations (see Note 3)	—	—	6,547
Increase in capital lease obligations and accounts receivable from affiliates related to capital leases with affiliates	3,928	—	—

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Deemed capital contribution related to the allocation of Cablevision share-based compensation expense	10,688	7,934	7,005

Supplemental Data:
Cash interest paid	72,160	88,730	119,402
Income taxes paid	3,151	2,641	3,012

Derivative Financial Instruments

The Company accounts for derivative financial instruments as either assets or liabilities measured at fair value.  The Company’s embedded derivative financial instruments are clearly and closely related to the host contracts; therefore, such derivative financial instruments are not accounted for on a stand-alone basis.   The Company uses derivative instruments to manage its exposure to market risks from changes in interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in fair values of these derivatives are recognized in income as gains (losses) on derivative contracts.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Adopted Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued guidance now codified under Accounting Standards Codification (“ASC”) Topic 105-10, which establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP.  ASC Topic 105-10 explicitly recognizes rules and interpretive releases of the SEC under federal securities laws as authoritative GAAP for SEC registrants.  Upon adoption of this guidance under ASC Topic 105-10, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.  The guidance under ASC Topic 105-10 became effective for the Company as of September 30, 2009.  References made to authoritative FASB guidance throughout this document have been updated to the applicable Codification section.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

In May 2009, the FASB issued guidance now codified under ASC Topic 855-10, which requires an entity, after the balance sheet date, to evaluate events or transactions that may occur for potential recognition or disclosure in its financial statements.  ASC Topic 855-10 determines the circumstances under which the entity shall recognize these events or transactions in its financial statements and provides the disclosures that an entity shall make about them including disclosing the date through which the entity evaluated these events or transactions, as well as whether that date is the date the entity’s financial statements were issued or the date the financial statements were available to be issued.  The guidance under ASC Topic 855-10 became effective for the Company as of June 30, 2009.  The Company evaluated all events or transactions that occurred after December 31, 2009 up through February 26, 2010, the date the Company issued these consolidated financial statements.  During this period, the Company did not have any material recognizable subsequent events.

In April 2008, the FASB issued guidance now codified under ASC Topics 350-30 and 275-10, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC Topic 350.  The guidance under ASC Topics 350-30 and 275-10 became effective as of January 1, 2009 for the Company.  The adoption of the guidance under ASC Topics 350-30 and 275-10 did not have an effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued guidance now codified under ASC Topic 815-10.  ASC Topic 815-10 requires specific disclosures regarding the location and amounts of derivative instruments in the Company’s financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect the Company’s financial position, financial performance, and cash flows.  The guidance under ASC Topic 815-10 became effective as of January 1, 2009 for the Company.  The Company has provided the required disclosures pursuant to the guidance under ASC Topic 815-10 for derivative instruments in Note 6.

In December 2007, the FASB issued guidance now codified under ASC Topic 805.  ASC Topic 805 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date.  Also, in April 2009, the FASB issued guidance now codified under ASC Topic 805-20, to address some of the application issues under ASC Topic 805.  ASC Topic 805-20 deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency (provided the fair value on the date of acquisition of the related asset or liability can be determined).  Both the guidance under ASC Topics 805 and 805-20 became effective as of January 1, 2009 for the Company. Accordingly, any business combination completed prior to January 1, 2009 was accounted for pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations.  Business combinations completed subsequent to January 1, 2009, have been accounted for pursuant to ASC Topics 805 and 805-20.

In September 2006, the FASB issued guidance now codified under ASC Topic 820.  ASC Topic 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

disclosures about fair value measurements.  Under ASC Topic 820, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  ASC Topic 820 applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, ASC Topic 820 does not require any new fair value measurements.  The guidance under ASC Topic 820 became effective for the Company on January 1, 2008 with respect to financial assets and financial liabilities and January 1, 2009 for nonfinancial assets and nonfinancial liabilities.   The additional disclosures required by the guidance under ASC Topic 820 are included in Note 7.

Recently Issued Accounting Pronouncements Not Yet Adopted

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  ASU No. 2010-06 outlines certain new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in the ASC Topic 820-10.  ASU No. 2010-06 amends ASC Topic 820-10 to now require that (a) a reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and (b) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements.  In addition, ASU No. 2010-06 clarifies existing disclosures on (a) how a reporting entity should provide fair value measurement disclosures for each class of assets and liabilities, and (b) how a reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.  ASU No. 2010-06 is effective for the Company in the fourth quarter of 2010, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures will be effective for the Company in the first quarter of 2011.  Early adoption is permitted.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements, which provides amendments that (a) update the criteria for separating consideration in multiple-deliverable arrangements, (b) establish a selling price hierarchy for determining the selling price of a deliverable, and (c) replace the term “fair value” in the revenue allocation guidance with the term “selling price” to clarify that the allocation of revenue is based on entity-specific assumptions.  ASU No. 2009-13 eliminates the residual method of allocating arrangement consideration to deliverables, requires the use of the relative selling price method and requires that a vendor determine its best estimate of selling price in a manner consistent with that used to determine the price to sell the deliverable on a standalone basis.  ASU No. 2009-13 requires a vendor to significantly expand the disclosures related to multiple-deliverable revenue arrangements with the objective to provide information about the significant judgments made and changes to those judgments and how the application of the relative selling-price method affects the timing or amount of revenue recognition.  ASU No. 2009-13 is required to be adopted on a prospective basis for revenue arrangements entered into or materially modified for fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 2.                RESTRUCTURING

During 2008 and 2007, the Company recorded restructuring expenses of $92 and $1,627 for employee severance.  At December 31, 2008 and 2007, there were no unpaid balances.  There were no restructuring expenses recorded for the year ended December 31, 2009.

NOTE 3.                PROPERTY AND EQUIPMENT

Property and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2009	2008	useful lives

Program, service and test equipment	$18,403	$18,653	2 to 13 years
Satellite equipment	13,924	13,924	Term of lease
Furniture and fixtures	1,813	1,867	2 to 8 years
Transmission equipment	13,531	11,805	5 to 7 years
Leasehold improvements	1,104	871	Term of lease
	48,775	47,120
Less accumulated depreciation and amortization	26,779	22,640
	$21,996	$24,480

Depreciation expense on property and equipment (including capital leases) amounted to $5,053, $5,284 and $4,935, respectively, for the years ended December 31, 2009, 2008 and 2007.

At December 31, 2009 and 2008, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2009	2008
Satellite equipment	$13,924	$13,924
Less accumulated amortization	(3,735)	(2,745)
	$10,189	$11,179

In 2008, the Company transferred a capital lease asset for transponder space to certain affiliates which resulted in a decrease in property and equipment, net, of $2,432, a decrease in a capital lease obligation for transponder space of $2,877, and an increase in accounts payable to affiliates of $445.

In 2007, the Company entered into a lease for transponder space qualifying for capitalization resulting in an increase in satellite equipment of $6,547.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 4.                                                 INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2009 and December 31, 2008:

	December 31,		Estimated
	2009	2008	Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$597,156	$597,156	10 years
Advertiser relationships	91,024	90,898	7 to 10 years
Other amortizable intangibles	9,357	9,083	4 to 10 years
	697,537	697,137

Accumulated amortization
Affiliation agreements and affiliate relationships	452,236	408,130
Advertiser relationships	64,502	56,231
Other amortizable intangibles	8,853	8,738
	525,591	473,099
Amortizable intangible assets, net of accumulated amortization	171,946	224,038

Goodwill	51,309	51,228

Total intangible assets, net	$223,255	$275,266

Aggregate amortization expense
Years ended December 31, 2009 and 2008	$52,492	$53,992

Estimated amortization expense
Year ending December 31, 2010	$51,715
Year ending December 31, 2011	51,715
Year ending December 31, 2012	46,553
Year ending December 31, 2013	21,934
Year ending December 31, 2014	21

The Company has historically been able to renew affiliation agreements upon expiration and has factored its experience with such renewals in estimating the future cash flows associated with its affiliation agreements and affiliate relationship intangible assets.

The changes in the carrying amount of goodwill for the years ended December 31, 2009 and 2008 are as follows:

	AMC Networks	IFC	Total Company
Balance as of December 31, 2007	$37,375	$13,582	$50,957
Additions for an acquisition	271	—	271
Balance as of December 31, 2008	37,646	13,582	51,228
Additions for an acquisition	81	—	81
Balance as of December 31, 2009	$37,727	$13,582	$51,309

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

There were no accumulated impairment losses related to goodwill for any periods as of December 31, 2009.

In March 2009, the Company acquired a film web site business for $250 cash and recorded a liability of $231 for the net present value of additional annual required payments of $135 through 2011.  In allocating the $481 purchase price, the Company recorded intangible assets of $126, $274 and $81 for advertiser relationships, other definite-lived intangibles and goodwill, respectively.

During 2008, the Company acquired a film web site business for $227 cash, including acquisition costs, and recorded a liability of $574 for the net present value of additional annual required payments of $185 through 2012.  In allocating the $801 purchase price, the Company recorded intangible assets of $160, $370 and $271 for advertiser relationships, other intangibles and goodwill, respectively.

During 2007, an adjustment of $1,629 was recorded to reduce goodwill that was pushed down to the Company from Rainbow Media Holdings in prior years.  This adjustment to basis was recorded as a deemed capital distribution to Rainbow Media Holdings amounting to $1,064 in addition to the reduction of the related deferred income tax liability of $565.

NOTE 5.                                                 DEBT

Credit Facility

The Company has a bank facility providing for an $800,000 senior secured credit facility (the “Credit Facility”), which consists of a $500,000 term A loan facility, all of which was borrowed in 2006, and a $300,000 revolving credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The Credit Facility allows the Company to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the Credit Facility provides for an incremental facility of up to $925,000, provided that it be for a minimum amount of $100,000.  If an incremental facility is established, the Company and the lenders will enter into a supplement to the Credit Facility with terms and conditions that are no more restrictive than those in the Credit Facility.  There are no commitments from the lenders to fund this incremental facility other than the $280,000 incremental revolver supplement (“Incremental Revolver”) entered into on June 3, 2008 discussed below.

During 2007, the Company borrowed $23,000 under the revolving credit facility and repaid $33,000 of the outstanding balance under the revolving credit facility.  In June 2008, the Company borrowed $210,000 under its revolving credit facility which was transferred to Rainbow Media Holdings and recorded as a capital distribution by the Company to its parent, Rainbow Programming Holdings, in connection with Rainbow Media Holding’s acquisition of Sundance Channel L.L.C.  Further, during 2008, the Company borrowed $66,000 under the revolving credit facility and repaid $25,000 and $51,000 of the outstanding balance under the term loan facility and the revolving credit facility, respectively.  In 2009, the Company repaid $25,000 and $95,000 of the outstanding balance under the term loan facility and the revolving credit facility, respectively.  Outstanding borrowings under the term loan facility and revolving

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

credit facility were $450,000 and $130,000, respectively, at December 31, 2009.  The Company had $170,000 in undrawn revolver commitments at December 31, 2009.

Borrowings under the Credit Facility are direct obligations of the Company which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings, and are secured by the pledge of the stock of the Company and the stock of substantially all of its subsidiaries and all of the other assets of the Company and substantially all of its subsidiaries (subject to certain limited exceptions).

Borrowings under the Credit Facility bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the Credit Facility)) or the Eurodollar Rate (as defined in the Credit Facility). The interest rate under the Credit Facility varies, depending on the Company’s cash flow ratio (as defined in the Credit Facility), from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings. At December 31, 2009, the weighted average interest rates on both the term A loan facility and amounts drawn under the revolving credit facility were 1.25%.

The borrowings under the Credit Facility may be repaid without penalty at any time.  The term A loan is to be repaid in quarterly installments of $6,250 in 2010, $12,500 in 2011 and 2012, and $162,500 beginning on March 31, 2013 through its maturity date in June 2013.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

As defined in the Credit Facility, the financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter of 1.75 to 1, (ii) a maximum cash flow ratio of total indebtedness to operating cash flow of 6.25 to 1, and (iii) a maximum senior secured leverage ratio of senior secured debt to operating cash flow of 5.50 to 1.  Additional covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.

The Company was in compliance with all of its financial covenants under its Credit Facility and Incremental Revolver as of December 31, 2009.

The Company is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

Incremental Revolver

On June 3, 2008, the Company entered into an Incremental Revolver whereby the Company received commitments from lenders in the amount of $280,000.  The interest rate under the Incremental Revolver is 2.0% over the Eurodollar rate for Eurodollar-based borrowings and 1.0% over the Base Rate for Base Rate borrowings (as defined in the Incremental Revolver).  The Incremental Revolver matures on June 30, 2012 and the terms and conditions of the Incremental Revolver are no more restrictive than those of the Credit Facility.  The Company is obligated to pay fees of 0.375% per annum on any undrawn portion of the Incremental Revolver commitment balance.  Borrowings under the Incremental Revolver may be repaid without

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

penalty at any time.  There were no borrowings outstanding under the Incremental Revolver facility at December 31, 2009.

In connection with the Incremental Revolver, the Company incurred deferred financing costs of $2,941, which are being amortized to interest expense over the four-year term of the Incremental Revolver.

Senior and Senior Subordinated Notes

As of December 31, 2009, the Company’s notes outstanding consist of $300,000 principal amount of 8 3/4% senior notes due September 1, 2012, and $325,000 principal amount of 10 3/8% senior subordinated notes due September 1, 2014 (following the partial redemption of the Company’s senior subordinated notes in August 2007 discussed below).  The senior notes and the senior subordinated notes were discounted $2,163 and $3,915, respectively, upon original issuance in 2004.  These notes are guaranteed by substantially all of the Company’s subsidiaries. Principal covenants include a limitation on the incurrence of additional indebtedness based upon a maximum ratio of total indebtedness to cash flow (as defined in the indentures) of 6.0 to 1, limitations on dividends and distributions, and limitations on investments and the ability to incur liens (according to the terms of the senior note indenture).

In July 2007, the Company entered into an equity commitment agreement with its sole member, Rainbow Programming Holdings, pursuant to which Rainbow Programming Holdings agreed to purchase additional membership interests in the Company for an aggregate purchase price of $203,000 which was recorded as a capital contribution by the Company.  The Company used the proceeds of the investment by Rainbow Programming Holdings to redeem $175,000 in aggregate principal amount of its 10 3/8% senior subordinated notes due 2014, representing 35% of the outstanding notes at a redemption price equal to 110.375% of the principal amount of the notes plus accrued and unpaid interest to August 31, 2007, the redemption date.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $19,113, representing the excess of the redemption price over the carrying value of the $175,000 principal amount, and wrote-off the related unamortized deferred financing costs of $2,919.

Additionally, the Company may redeem the senior notes, in whole or in part, at a redemption price equal to 102.188% of face value and 100% on or after September 1, 2010.  The senior subordinated notes are redeemable, in whole or in part, at a redemption price equal to 105.188% of face value, 103.458% on or after September 1, 2010, 101.729% on or after September 1, 2011, and 100% on or after September 1, 2012.  The notes are redeemable at the redemption price plus accrued and unpaid interest through the redemption date.

The indentures under which the senior notes and the senior subordinated notes were issued contain various other covenants, which are generally less restrictive than those contained in the Credit Facility.

The Company has no independent assets or operations of its own, the guarantees under the senior notes and the senior subordinated notes are full and unconditional and joint and several, and the net assets of any subsidiaries of the Company other than the subsidiary guarantors are minor.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

There are no restrictions on the ability of the Company or any of the subsidiary guarantors to obtain funds from its subsidiaries by dividend or loan.

Summary of Five-Year Debt Maturities

Total amounts payable by the Company under its various debt obligations (excluding capital leases) outstanding as of December 31, 2009, during the five years subsequent to December 31, 2009 are as follows:

Years Ending December 31,

2010	$25,000
2011	50,000
2012	480,000
2013	325,000
2014	325,000

NOTE 6.                                                 DERIVATIVE CONTRACTS

To manage interest rate risk, the Company enters into interest rate swap contracts from time to time to adjust the proportion of total debt that is subject to variable rates.  Such contracts effectively fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates.   The Company does not enter into interest rate swap contracts for speculative or trading purposes and it has only entered into transactions with counterparties that are rated investment grade.  The Company monitors the financial institutions that are counterparties to its interest rate swap contracts and it diversifies its swap contracts among various counterparties to mitigate exposure to any single financial institution.

In November 2008, the Company entered into interest rate swap contracts with a notional amount of $450,000 to effectively fix borrowing rates on a substantial portion of the Company’s floating rate debt.  The interest rate swap contracts matured in November 2009.  These contracts were not designated as hedges for accounting purposes.  For the year ended December 31, 2009, realized losses were $3,237 and is reflected in loss on derivative contracts in the accompanying consolidated statement of income.

For the year ended December 31, 2008, unrealized losses resulting from changes in the fair value of the Company’s interest rate swap contracts and realized losses resulting from net cash interest expense of $2,843 is reflected in loss on derivative contracts in the consolidated statement of income.   As of December 31, 2008, the Company’s outstanding interest rate swap contracts had a fair value and carrying value of $2,697, a liability position, as reflected as liability under derivative contracts in the Company’s accompanying consolidated balance sheet.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 7.                                                 FAIR VALUE MEASUREMENT

The Company adopted the guidance set forth in ASC Topic 820 on January 1, 2008 for certain financial assets and financial liabilities.  ASC Topic 820 requires enhanced disclosures about assets and liabilities measured at fair value.  As noted in Note 1 above, the Company adopted the provisions of ASC Topic 820 with respect to its nonfinancial assets and nonfinancial liabilities on January 1, 2009.  However, there were no material nonfinancial assets or nonfinancial liabilities requiring initial measurement or subsequent remeasurement for the year ended December 31, 2009.

The fair value hierarchy as outlined in ASC Topic 820 is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•                  Level I - Quoted prices for identical instruments in active markets.

•                  Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•                  Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis at December 31, 2009 and December 31, 2008:

At December 31, 2009:

	Level I	Level II	Level III	Total
Assets:
Cash equivalents	$23,564	$—	$—	$23,564

At December 31, 2008:

	Level I	Level II	Level III	Total
Assets:
Cash equivalents	$—	$11,996	$—	$11,996
Liabilities:
Liabilities under derivative contracts	—	2,697	—	2,697

The Company’s cash equivalents at December 31, 2009 are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.  The Company’s cash equivalents at December 31, 2008 are classified within Level II of the fair value hierarchy because they are valued primarily on inputs that can be observed with market price information and other relevant information from third-party pricing services.

The Company’s liabilities under derivative contracts are valued using market-based inputs to valuation models.  These valuation models require a variety of inputs, including contractual

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

terms and interest rate yield curves.  When appropriate, valuations are adjusted for various factors such as liquidity and credit considerations.  Such adjustments are generally based on available market evidence.  Since model inputs can generally be verified and do not involve significant management judgment, the Company has concluded that these instruments should be classified within Level II of the fair value hierarchy.

The Company considers the impact of credit risk when measuring the fair value of its derivative asset and/or liability positions, as applicable.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Liabilities Under Derivative Contracts

Derivative contracts are carried on the accompanying consolidated balance sheets at fair value. See Note 6.

Bank Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value in the accompanying consolidated balance sheets are summarized as follows:

	December 31, 2009
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$580,000	$580,000
Senior notes	299,283	305,640
Senior subordinated notes	323,817	342,875
	$1,203,100	$1,228,515

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

	December 31, 2008
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$700,000	$700,000
Senior notes	299,014	270,000
Senior subordinated notes	323,564	289,250
	$1,322,578	$1,259,250

(a)                                  The carrying value of the Company’s bank debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company’s debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 8.                                                 LEASES

Cablevision, and companies owned or managed by Cablevision, lease certain office space under long-term lease agreements with non-affiliates.  The leases generally provide for fixed annual rentals plus certain real estate taxes and other costs or credits. The Company pays its share of monthly lease payments for the portion of the premises occupied by its employees.  Rent expense incurred by the Company which was allocated by Cablevision or a company owned or managed by Cablevision for such leases was $3,589, $3,715 and $2,097, for the years ended December 31, 2009, 2008 and 2007, respectively.

Certain subsidiaries of the Company lease office space and equipment under long-term non-cancelable operating lease agreements with non-affiliates which expire at various dates through 2013.  The leases generally provide for fixed annual rentals plus certain other costs or credits.  Costs associated with such operating leases are recognized on a straight-line basis over the initial lease term.  The difference between rent expense and rent paid is recorded as deferred rent.  Rent expense for the years ended December 31, 2009, 2008 and 2007 amounted to $772, $632 and $765, respectively.

The minimum future annual payments for all Company operating leases with non-affiliates (with initial or remaining terms in excess of one year) during the next five years from January 1, 2010 through December 31, 2014 and thereafter, at rates now in force are as follows:

2010	$934
2011	944
2012	885
2013	141
2014	—
Thereafter	—

Certain capital lease assets for transponder space have been subleased to the Company from an affiliate of Rainbow Media Holdings. Future minimum capital lease payments as of December 31, 2009 with affiliates and non-affiliates are as follows:

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Year ending December 31, 2010	$2,481
Year ending December 31, 2011	2,481
Year ending December 31, 2012	2,481
Year ending December 31, 2013	2,481
Year ending December 31, 2014	2,481
Thereafter	12,710
Total minimum lease payments	25,115
Less amount representing interest (at 9.3%-10.4%)	9,221
Present value of net minimum future capital lease payments	15,894
Less principal portion of current installments	977
Long-term portion of obligations under capital leases	$14,917

Of the Company’s capital lease obligation at December 31, 2009 and 2008, $6,175 and $6,461, respectively, is due to an affiliate of Rainbow Media Holdings.

NOTE 9.                                                 AFFILIATE TRANSACTIONS

Allocations

The Company provides services to and receives services from affiliates of Cablevision and Rainbow Media Holdings. The consolidated financial statements of the Company reflect the application of certain cost allocation policies of Cablevision and Rainbow Media Holdings.  Management believes that these allocations have been made on a reasonable basis.  However, it is not practicable to determine whether the allocated amounts represent amounts that might have been incurred on a stand-alone basis, as there are no company-specific or comparable industry benchmarks with which to make such estimates.  Further, as many of these transactions are conducted between subsidiaries under common control of Cablevision, amounts allocated for these services may not represent amounts that might have been received or incurred if the transactions were based upon arm’s length negotiations.   Explanations of the composition and the amounts of the more significant transactions and allocations, not explained elsewhere in the accompanying notes to the consolidated financial statements, are described below.

The following is a summary of the revenues and expenses included in the Company’s consolidated statements of income related to transactions with or allocations from affiliates of Cablevision and Rainbow Media Holdings:

	Years Ended December 31,
	2009	2008	2007
Affiliation fee revenues	$15,460	$15,316	$14,591
Advertising revenue	705	420	488
Operating expenses:
Corporate general and administrative	(48,748)	(44,322)	(40,085)
Health and welfare plans	(2,907)	(2,407)	(1,824)
Advertising	(1,326)	(652)	(947)
Sales support function	(7,630)	(7,410)	(6,885)
Other support functions, net	(3,039)	(7,974)	(8,835)
Net (charges) benefit for program rights usage	(1,957)	981	1,787
Transmission programming and production services	(10,696)	(10,979)	(9,159)

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

	Years Ended December 31,
	2009	2008	2007
Management fees	(23,773)	(21,513)	(19,282)
Share-based compensation	(10,688)	(7,934)	(7,005)
Long-term incentive plans	(9,164)	(8,670)	(9,860)

Revenues, net

The Company recognizes revenue from the distribution of programming services to subsidiaries of Cablevision.   The Company distributes programming services to the pay television industry under contracts referred to as affiliation agreements.  The Company together with other subsidiaries of Cablevision, may enter into agreements with third parties in which the amounts paid/received by Cablevision, its subsidiaries, or the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately. Where other subsidiaries of Cablevision have incurred a cost incremental to fair value and the Company has received a benefit incremental to fair value from these negotiations in the form of increased affiliation fee revenues, the other subsidiaries of Cablevision charge the Company for the incremental amount.  In one such agreement executed in 2007, other subsidiaries of Cablevision charged the Company $2,433 which was recorded as deferred carriage fees by the Company and is being amortized as a reduction to revenue over the term of the related affiliation agreements.  Amortization of this charge amounted to $331 for each of the years ended December 31, 2009, 2008 and 2007.  In another such agreement executed in 2005, Cablevision charged the Company approximately $4,900, which was recorded as deferred carriage fees by the Company and is being amortized as a reduction to revenue over the remaining license period of the affiliation agreement.  Amortization of this charge amounted to $371 for each of the years ended December 31, 2009, 2008 and 2007.

Revenues earned under affiliation agreements with companies owned by or affiliated with Cablevision for the years ended December 31, 2009, 2008 and 2007 were $16,162, $16,018 and $15,293, respectively.

Rainbow Media Holdings pays the Company for advertising revenue earned in connection with an agreement between Rainbow Media Holdings and a third party entered into during 2000.  Such revenues were $592, $396 and $361 for the years ended December 31, 2009, 2008 and 2007, respectively.  In addition, the Company recorded advertising revenues of $113, $24 and $127 for the years ended December 31, 2009, 2008 and 2007, respectively, earned from subsidiaries of Rainbow Media Holdings.

Corporate General and Administrative Costs

General and administrative costs, including costs of maintaining corporate headquarters, facilities and common support functions (such as human resources, legal, finance, tax, accounting, audit, treasury, strategic planning, information technology, creative and production services, etc.) have been allocated to the Company by Cablevision and Rainbow Media Holdings.  Certain charges are generally based on relative revenues or expenses of the Company in relation to those of consolidated Cablevision or Rainbow Media Holdings.  The remaining

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

overhead, principally salaries of corporate executives, is primarily allocated based on management’s estimate of the level of effort expended on each business unit based on historical trends.  Such costs allocated to the Company have been included in selling, general and administrative expenses.

Health and Welfare Plans

Employees of the Company participate in health and welfare plans sponsored by Cablevision.  Health and welfare benefit costs have generally been charged by Cablevision based upon the proportionate number of participants in the plans.  Such costs have been included in selling, general and administrative expenses.

Advertising

The Company incurs advertising expenses charged by subsidiaries of Rainbow Media Holdings and Cablevision.

Sales Support Function

Rainbow Media Holdings provides affiliation sales support functions which primarily include salaries, facilities, and general and administrative costs to the Company.  These costs were included in selling, general and administrative expenses.

Other Support Functions, net

Rainbow Media Holdings also provides various public relations, acquisitions, digital media and administrative support functions which primarily included salaries, facilities, and general and administrative costs to the Company.  Beginning in 2008, the Company provided certain selling, general and administrative support functions to, and incurred certain selling, general and administrative costs on behalf of, affiliates of Rainbow Media Holdings.  Net amounts charged to selling, general and administrative expenses amounted to $161, $4,368 and $6,273 for the years ended December 31, 2009, 2008 and 2007, respectively, and amounts charged to technical and operating expense amounted to $2,878, $3,606 and $2,562 for the years ended December 31, 2009, 2008 and 2007, respectively.

Program Rights Usage (Charges)

The Company has the right to exhibit and promote films under contracts between the Company and subsidiaries of Rainbow Media Holdings in addition to subsidiaries of Rainbow Media Holdings having the right to exhibit and promote films under contracts between the Company and third parties.  Net amounts paid or received are included in technical and operating expense.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Transmission Programming and Production Services

Rainbow Network Communications (“RNC”), a subsidiary of Rainbow Media Holdings, provides certain transmission and production services to the Company.  Such costs charged to the Company have been included in technical and operating expenses.  The Company has entered into agreements, as amended, that allow RNC to continue providing these services and to make capital purchases on the Company’s behalf for transmission related equipment through 2019.  Estimated future cash payments required under these agreements, excluding any obligations relating to transponder space, amount to $9,824 in 2010, $10,281 in 2011, $12,260 in 2012, $12,763 in 2013, $13,291 in 2014 and $70,852 thereafter.  Additionally, RNC leases transponder space to the Company under a transponder lease agreement through 2020.  See Note 8 for amounts due under this arrangement.

Management Fees

Under contractual agreements, CSC Holdings, LLC (formerly CSC Holdings, Inc.), a wholly owned subsidiary of Cablevision, provides certain management services to the Company.  These agreements provide for payment, in addition to expense reimbursement, of an aggregate fee of 3.5% of AMC LLC and its subsidiaries, including WE LLC, gross revenues, as defined in the management agreement.  The agreements are automatically renewable every five years at the option of Cablevision.

Share-based Compensation and Long-Term Incentive Plans Expenses

Cablevision allocates to the Company its proportionate share of expenses or benefits related to Cablevision’s employee stock plans and Cablevision’s long-term incentive plans.  Such amounts are included in selling, general and administrative expenses in the accompanying consolidated statements of income.  Liabilities related to the stock appreciation rights (“SARs”) granted under the Cablevision employee stock plans are funded by Rainbow Media Holdings; therefore, similar to other allocated share-based compensation, the allocation to the Company of its proportionate share of the related expenses is reflected as capital contributions from Rainbow Media Holdings in the consolidated financial statements of the Company.  The long-term incentive plans are funded by the Company and aggregate liabilities of $17,639 and $18,996, related to these plans are included in accrued employee related costs and other long-term liabilities in the Company’s consolidated balance sheets at December 31, 2009 and 2008, respectively.  These liabilities include certain performance based awards for which the performance criteria had not been met as of December 31, 2009 as such awards are based on achievement of certain performance criteria through December 31, 2010 and 2011.  The Company has accrued the amount that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards.  If it is subsequently determined that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 10.              BENEFIT PLANS

Cablevision sponsors a non-contributory, qualified defined benefit cash balance pension plan, a non-contributory non-qualified defined benefit excess cash balance plan, a qualified defined contribution 401(k) savings plan and a non-qualified excess savings plan in which certain employees of the Company participate.  In connection with the cash balance plan and excess cash balance plan, the Company is charged by Cablevision for credits made into an account established for each participant.  Such credits are based upon a percentage of eligible base pay and a market-based rate of return.  The Company also makes matching contributions for a portion of employee voluntary contributions to the 401(k) savings and excess savings plan.  Total expense related to these plans was $2,120, $1,401 and $1,080 for the years ended December 31, 2009, 2008 and 2007, respectively. The Company does not provide postretirement benefits for any of its employees.

NOTE 11.              INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned subsidiary of Rainbow Media Holdings, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME for income tax purposes and is included in the consolidated federal income tax return of Cablevision.  The income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

Income tax expense of the Company consists of the following components:

	Years Ended December 31,
	2009	2008	2007
Current expense:
Federal	$77,843	$55,697	$31,949
State and other	6,691	7,883	5,232
	84,534	63,580	37,181

Deferred expense (benefit):
Federal	(5,427)	(652)	1,382
State	(4,610)	842	1,899
	(10,037)	190	3,281
Tax expense relating to uncertain tax positions, including accrued interest	5,114	2,644	2,516

Income tax expense	$79,611	$66,414	$42,978

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

The income tax expense of the Company differs from the amount derived by applying the statutory federal rate to pretax income due principally to the effect of the following items:

	Years Ended December 31,
	2009	2008	2007

Federal tax expense at statutory rate	$75,810	$60,137	$37,736
State income taxes, net of federal benefit	2,926	3,966	2,296
Change in the state rate used to determine deferred taxes, net of federal benefit	(2,763)	522	1,066
Tax expense relating to uncertain tax positions, including accrued interest, net of deferred tax benefits	3,316	1,706	1,628
Nondeductible expenses	312	175	249
Other	10	(92)	3
Income tax expense	$79,611	$66,414	$42,978

The tax effects of temporary differences that give rise to significant portions of deferred tax assets or liabilities at December 31, 2009 and 2008 are as follows:

	December 31,
Deferred Tax Asset (Liability)	2009	2008
Current
Compensation and benefit plans	$3,077	$2,056
Allowance for doubtful accounts	11	20
Liability under derivative contracts	—	1,006
Other liabilities	264	324
Tax and accrued interest liabilities for uncertain tax positions	899	—
Deferred tax asset, current	4,251	3,406

Non-current
Compensation and benefit plans	6,160	5,378
Fixed assets and intangibles	19,854	22,166
Partnership investment	(123,915)	(133,537)
Tax and accrued interest liabilities for uncertain tax positions	2,723	1,824
Other	(529)	(730)
Net deferred tax liability, non-current	(95,707)	(104,899)

Total net deferred tax liability	$(91,456)	$(101,493)

AMC LLC is treated as a partnership for income tax purposes.  Accordingly, the Company records deferred income taxes for the outside basis difference with regard to its investment in AMC LLC.

Deferred tax assets have resulted from the Company’s future deductible temporary differences. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the realization of its deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record a valuation allowance against its deferred tax assets resulting in additional income tax expense in the Company’s consolidated statement of income.  Management evaluates the realizability of the deferred tax assets and the need for valuation allowances quarterly.  As of December 31, 2009, based on current facts and circumstances, management believes that it is more likely than not that the Company will fully realize the benefit associated with its gross deferred tax assets.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

A reconciliation of the beginning and ending amount of the unrecognized tax benefit associated with uncertain tax positions (excluding associated deferred tax benefits and accrued interest) is as follows:

Balance at December 31, 2008	$4,319
Increases related to prior year tax positions	2,058
Decreases related to prior year tax positions	(4)
Increases related to current year tax positions	1,852
Settlements	—
Lapse of statute of limitations	—
Balance at December 31, 2009	$8,225

As of December 31, 2009, if all uncertain tax positions were sustained at the amounts reported or expected to be reported in the Company’s tax returns, the Company’s income tax expense attributable to continuing operations would decrease by $5,346, excluding the related interest.

Interest expense of $777, net of the associated deferred tax benefit of $431, has been recognized during the year ended December 31, 2009 and is included in income tax expense in the consolidated statement of income.  At December 31, 2009, accrued interest on uncertain tax positions of $811 and $1,232 are included in other accrued expenses and other long-term liabilities, respectively, in the consolidated balance sheet.

AMC and WE tv are presently under audit by the City of New York with regard to the unincorporated business tax for 2003 through 2005.

Management does not believe that the resolution of the ongoing income tax examinations will have a material adverse impact on the financial position of the Company or that it is reasonably possible that the total amount of unrecognized tax benefit will change significantly within twelve months of December 31, 2009.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.

NOTE 12.              LEGAL MATTERS

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Other Legal Matters

In addition to the matter discussed above, the Company is party to various lawsuits and claims in the ordinary course of business.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 13.              SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring expense or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s business segments is set forth below.

	Years Ended December 31,
	2009	2008	2007
Revenues, net
AMC Networks	$695,174	$631,092	$567,119
IFC	120,239	110,390	101,652
	$815,413	$741,482	$668,771

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Years Ended December 31,
	2009	2008	2007
Adjusted operating cash flow
AMC Networks	$322,457	$298,799	$272,362
IFC	40,851	33,685	35,168
	$363,308	$332,484	$307,530

	Years Ended December 31,
	2009	2008	2007
Depreciation and amortization
AMC Networks	$(53,780)	$(55,474)	$(55,352)
IFC	(3,765)	(3,802)	(3,977)
	$(57,545)	$(59,276)	$(59,329)

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

	Years Ended December 31,
	2009	2008	2007
Share-based compensation expense
AMC Networks	$(8,373)	$(5,939)	$(5,535)
IFC	(2,315)	(1,995)	(1,470)
	$(10,688)	$(7,934)	$(7,005)

	Years Ended December 31,
	2009	2008	2007
Restructuring expense
AMC Networks	$—	$(62)	$(1,239)
IFC	—	(30)	(388)
	$—	$(92)	$(1,627)

	Years Ended December 31,
	2009	2008	2007
Operating income
AMC Networks	$260,304	$237,324	$210,236
IFC	34,771	27,858	29,333
	$295,075	$265,182	$239,569

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2009	2008	2007

Income before income taxes
Total operating income for reportable segments	$295,075	$265,182	$239,569
Items excluded from operating income:
Interest expense	(75,842)	(91,017)	(111,170)
Interest income	274	1,282	1,061
Write-off of deferred financing costs	—	—	(2,919)
Loss on extinguishment of debt	—	—	(19,113)
Loss on derivative contracts	(3,237)	(2,843)	—
Miscellaneous, net	329	(785)	390
Income before income taxes	$216,599	$171,819	$107,818

	Years Ended December 31,
	2009	2008	2007
Capital Expenditures
AMC Networks	$1,976	$3,200	$4,531
IFC	593	1,692	2,437
	$2,569	$4,892	$6,968

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade account receivables.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.

The following individual customers accounted for the following percentages of the AMC networks and IFC segments’ net revenues for the years ended December 31,:

	2009	2008	2007

Customer A	12%	13%	14%
Customer B	11%	11%	12%
Customer C	12%	13%	13%

The following individual customers accounted for the following percentages of the AMC Networks and IFC segments’ net trade receivable balances at December 31,:

	2009	2008
Customer A	9%	10%
Customer B	11%	10%
Customer C	9%	10%

NOTE 14.              INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of the Company’s selected quarterly financial data for the years ended December 31, 2009 and 2008:

2009:	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Total 2009

Revenues, net	$194,061	$199,086	$206,175	$216,091	$815,413
Operating expenses	(125,959)	(121,616)	(126,945)	(145,818)	(520,338)
Operating income	$68,102	$77,470	$79,230	$70,273	$295,075

Net income	$29,616	$35,229	$41,497	$30,646	$136,988

2008:	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Total 2008

Revenues, net	$178,530	$186,606	$185,029	$191,317	$741,482
Operating expenses	(120,677)	(113,317)	(120,746)	(121,560)	(476,300)
Operating income	$57,853	$73,289	$64,283	$69,757	$265,182

Net income	$21,593	$32,004	$26,011	$25,797	$105,405